UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2015 (July 1, 2015)

Arch Coal, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13105	43-0921172
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

CityPlace One
One CityPlace Drive, Suite 300
St. Louis, Missouri 63141

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (314) 994-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                                                     Entry into a Material Definitive Agreement.

On July 1, 2015, Arch Coal, Inc. (NYSE: ACI) (“Arch Coal”) entered into an agreement (the “Support Agreement”) with holders of approximately 56.9% of the aggregate principal amount of Arch Coal’s outstanding 7.25% Senior Notes due 2020 (the “2020 Notes”).  Pursuant to the agreement, such holders have committed to participate in the Exchange Offer and the Consent Solicitation described below, subject to certain conditions.  Arch Coal has agreed that it will launch the Exchange Offer and Consent Solicitation within four business days after the date of such agreement and take steps to consummate it.  Among other things, Arch Coal has also agreed, pursuant to the Support Agreement, that, if Arch Coal or its subsidiaries, affiliates, representatives or Arch Pass Through Trust, acquires, repurchases, retires or redeems 2020 Notes of holders other than the Support Parties during a specified period of time for consideration with a higher fair market value than the Total Consideration set forth in the Offering Memorandum, Arch Coal shall promptly issue such incremental consideration to each Support Party.  The agreement will terminate if the Exchange Offer and Consent Solicitation is terminated or consummated, or within 60 calendar days after the date of the agreement, unless extended by the parties.

Arch Coal has no material relationship with any of the holders party to the Support Agreement.

Item 8.01                                                                     Other Events.

Exchange Offers

On July 2, 2015, Arch Coal issued a press release announcing the commencement of a private offer to exchange (the “Exchange Offer”) new 6.25% Trust Certificates due 2021 (the “Trust Certificates”) and a cash payment for any and all outstanding 2020 Notes.  In conjunction with the Exchange Offer, Arch Coal will solicit consents (the “Consent Solicitation”) from holders of the 2020 Notes to certain proposed amendments (the “Proposed 2020 Notes Amendments”) to the indenture governing the 2020 Notes.  The Proposed 2020 Notes Amendments would modify certain restrictive covenants contained in such indenture to conform to Arch Coal’s other indentures, including with respect to the issuance of additional secured debt.  Holders who tender their 2020 Notes will be deemed to consent to the Proposed 2020 Notes Amendments, and holders may not deliver consents to the Proposed 2020 Notes Amendments without tendering their 2020 Notes in the Exchange Offer.

The Trust Certificates represent a fractional undivided interest in Arch Pass Through Trust, a Delaware statutory trust (the “Trust” and, together with Arch Coal, the “Issuers”) whose only assets will be (i) senior secured term loans due 2021 (the “New Term Loans”) issued as incremental debt under Arch Coal’s existing credit agreement and (ii) senior secured revolving commitments (the “New Revolving Loans”).  The Trust is not, and will not be, a subsidiary or affiliate of Arch Coal and the Trust Certificates will not be guaranteed or insured by any person or entity, including Arch Coal.

The consummation of the Exchange Offer is conditioned upon, among other things, and the Proposed 2020 Notes Amendments require, the receipt of consents pursuant to the Consent Solicitation from the holders of a majority in aggregate principal amount of outstanding 2020 Notes not owned by Arch Coal or any of its affiliates.

The Exchange Offer is being made, and the Trust Certificates are being offered and issued, solely to holders of 2020 Notes who are both “qualified institutional buyers” as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and “qualified purchasers” as defined in Section 2(a)(51) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), in a private placement in reliance upon an exemption from the registration requirements of the Securities Act.  The holders of 2020 Notes that are eligible to participate in the Exchange Offer pursuant to the foregoing conditions are referred to as “Eligible Holders.”  Holders of the 2020 Notes that are not Eligible Holders will not be able to receive the Offering Memorandum and the Consent and Letter of Transmittal or to participate in the Exchange Offer.  However, Arch Coal will make alternative arrangements on similar economic terms to the Exchange Offer for holders ineligible to participate in the Exchange Offer.

Also on July 2, 2015, Arch Coal issued a press release announcing the commencement of a private offer to exchange (the “Concurrent Exchange Offer”) Trust Certificates, 8.000% Senior Secured Notes due 2022 (the “New

2022 Secured Notes”) and 12.000% Senior Secured Second Lien Notes due 2023 (the “New 2023 Secured Notes” and, together with the Trust Certificates and the New 2022 Secured Notes, the “New Securities”) for its outstanding 7.000% Senior Notes due 2019, 9.875% Senior Notes due 2019  and 7.250% Senior Notes due 2021 (collectively, the “Old Notes”).

The aggregate principal amount of New Securities to be issued pursuant to the Concurrent Exchange Offer will not exceed the Maximum Exchange Amount, which will limit the aggregate principal amount of New Securities to be issued in the Concurrent Exchange Offer to: (i) in the case of Trust Certificates, $404.0 million, minus the aggregate principal amount of Trust Certificates issued pursuant to the Exchange Offer and Consent Solicitation referred to above, (ii) in the case of New 2022 Secured Notes, $200.0 million, minus the aggregate principal amount of New 2022 Secured Notes issued pursuant to the holders of the 2020 Notes ineligible to participate in the Concurrent Exchange Offer and Consent Solicitation described above, and (iii) in the case of New 2023 Secured Notes, $150.0 million.

The New Revolving Loans, New 2022 Secured Notes and New 2023 Secured Notes will contain customary incurrence-based covenants substantially consistent with those in Arch Coal’s existing notes.  The New Loans, New 2022 Secured Notes and New 2023 Secured Notes are callable for a three year period at a T+ 50 make-whole premium and then subject to a redemption schedule that declines ratably to par.  In the case of the New Loans, the prepayment premium will also be payable upon any acceleration following an event of default.

The consummation of the Concurrent Exchange Offer is conditioned upon, among other things, completion of the Exchange Offer and Consent Solicitation referred to above with holders of at least a majority of the 2020 Notes consenting to the amendment described above and tendering their 2020 Notes for Trust Certificates or New 2022 Secured Notes.

The Concurrent Exchange Offer is being made, and the New Securities are being offered and issued, solely to holders of Old Notes that are both “qualified institutional buyers” as defined in Rule 144A under the Securities Act and “qualified purchasers” as defined in Section 2(a)(51) of the Investment Company Act, in a private placement in reliance upon an exemption from the registration requirements of the Securities Act.  The holders of Old Notes that are eligible to participate in the Concurrent Exchange Offer pursuant to the foregoing conditions are referred to as “Eligible Holders.”

The New Securities have not and will not be registered under the Securities Act and may not be transferred or resold except as permitted under the Securities Act and other applicable securities laws, pursuant to registration or exemption therefrom.  Additionally, the Arch Pass Through Trust has not been and will not be registered as an investment company under the Investment Company Act, in reliance on the exemption set forth in Section 3(c)(7) thereof.

A copy of the press releases described above are attached hereto as Exhibit 99.1 and 99.2, respectively.

Preliminary Results for the Second Quarter of 2015

Arch Coal today announced that second quarter 2015 Powder River Basin shipment volumes are now expected to be three million tons below the prior quarter volumes of 28.5 million tons due to shipment issues in the Southern Powder River Basin reducing Arch Coal’s EBITDA for the quarter by approximately $25 million from its prior expectations.  Arch Coal expects to make up a majority of the shipments in 2015, although some could be moved into 2016.

Item 9.01                                                               Financial Statements and Exhibits.

(d)
Exhibits

The following exhibits are attached hereto and filed herewith

Exhibit No.	Description
99.1	Press release dated July 2, 2015.
99.2	Press release dated July 2, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arch Coal, Inc.
Date: July 2, 2015

	By:	/s/ Robert G. Jones
		Name:	Robert G. Jones
		Title:	Senior Vice President — Law, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
99.1	Press release dated July 2, 2015.

99.2	Press release dated July 2, 2015.